Exhibit 12(b)
I, Enrique Chang, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of The Munder @Vantage Fund (the “Trust”) each certify that:
1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Enrique Chang Enrique Chang
President and Principal Executive Officer

Date:	September 7, 2005

By:	/s/ Peter K. Hoglund Peter K. Hoglund
Vice President and Principal Financial Officer

Date:	September 7, 2005